UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BETTERWARE DE MÉXICO, S.A.P.I. DE C.V.

(Exact Name of Registrant as Specified in Charter)

Mexico (State or Other Jurisdiction of Incorporation)	N/A (IRS Employer Identification No.)
Luis Enrique Williams 549 Colonia Belenes Norte Zapopan, Jalisco, Mexico (Address of Principal Executive Offices)	45145 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Ordinary Shares, no par value per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Betterware de México, S.A.P.I. de C.V. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its ordinary shares, no par value, of capital stock (the “Ordinary Shares”) from the Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Ordinary Shares will trade on the NYSE under the symbol “BWMX”. The Registrant expects the listing and trading of the Ordinary Shares on the Nasdaq to cease at the close of trading on June 6, 2024, and that trading of the Ordinary Shares on the NYSE will begin at market open on June 7, 2024.

Item 1	Description of Registrant’s Securities to be Registered

The description of the Registrant’s Ordinary Shares under the caption “Description of Share Capital” included in Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 30, 2024, is incorporated by reference herein.

Item 2	Exhibits.

No exhibits are required to be filed since no other securities of the Registrant are registered or being registered on the NYSE.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024

BETTERWARE DE MÉXICO, S.A.P.I. DE C.V

By:	/s/ Luis Campos
Name:	Luis Campos
Title:	Board Chairman